Ex-99.B.8.6

                             Form of Third Amendment
                                       to
                          Fund Participation Agreement

                                   WITNESSETH:

       WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"), Aeltus Investment Management, Inc. ("Aeltus") and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds") have entered into a Fund Participation Agreement dated May 1, 1998 and amended on November 9, 1998 and December 31, 1999 (the "Agreement").

       WHEREAS, ALIAC, Aeltus and the Funds now desire to amend and restate Schedule B to the Agreement to include (i) Aetna GET Fund, series: E, G, H, and I, and (ii) Aetna Variable Portfolios, Inc. series: Aetna Technology VP.

       NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement, ALIAC, Aeltus and the Funds hereby agree:

            1. to amend and restate Schedule B to include (i) Aetna GET Fund, series: E, G, H and I, effective as of: June 1, 1999 with respect to series E, September 1, 1999 with respect to series G, December 1, 1999 with respect to series H, and March 1, 2000 with respect to series I; and (ii) Aetna Variable Portfolios, Inc., series: Aetna Technology VP, effective as of March 14, 2000; and

            2. that the Agreement, as modified by this Amendment, is ratified and confirmed.

       IN WITNESS WHEREOF, the undersigned duly authorized officers of ALIAC, Aeltus and the Funds have executed this Third Amendment as of the ____ day of _______, 2000.

AETNA LIFE INSURANCE AND                      AETNA VARIABLE FUND
ANNUITY COMPANY                               AETNA VARIABLE ENCORE FUND
                                              AETNA INCOME SHARES
                                              AETNA BALANCED VP, INC.
                                              AETNA GET FUND
                                              AETNA GENERATION PORTFOLIOS, INC.
                                              AETNA VARIABLE PORTFOLIOS, INC.


By                                            By
       ------------------------                      --------------------------
Name   Laurie M. LeBlanc                      Name   Frank Litwin
Title  Vice President                         Title  Vice President


AELTUS INVESTMENT MANAGEMENT, INC.


By
       ------------------------
Name   J. Scott Fox
Title  Managing Director, Chief
       Operating Officer

                                   SCHEDULE B
                 (Amended and restated as of January ___, 2000)


                               Aetna Variable Fund
                               -------------------

                           Aetna Variable Encore Fund
                           --------------------------

                               Aetna Income Shares
                               -------------------

                             Aetna Balanced VP Inc.
                             ----------------------

                                 Aetna GET Fund
                                 --------------

                                    Series C
                                    Series D
                                    Series E
                                    Series G
                                    Series H
                                    Series I

                        Aetna Generation Portfolios, Inc.
                        --------------------------------

                                 Aetna Ascent VP
                               Aetna Crossroads VP
                                 Aetna Legacy VP

                         Aetna Variable Portfolios, Inc.
                         -------------------------------

                           Aetna Value Opportunity VP
                                 Aetna Growth VP
                             Aetna Small Company VP
                          Aetna Index Plus Large Cap VP
                               Aetna High Yield VP
                         Aetna Real Estate Securities VP
                                Aetna Mid Cap VP
                           Aetna Index Plus Mid Cap VP
                         Aetna Index Plus Small Cap VP
                            Aetna Index Plus Bond VP
                             Aetna International VP
                               Aetna Technology VP